EXHIBIT B TO SCHEDULE 13G
                             JOINT FILING AGREEMENT


Each of the undersigned persons hereby agrees and consents to this joint filing of Schedule 13G on such person's behalf, pursuant to Section 13(d) and
(g) of the Securities and Exchange Act of 1934, as amended, and the rules promulgated thereunder. Each of these persons is not responsible for the completeness or accuracy of the information concerning the other persons making this filing, unless such persons know or have reason to believe that such information is inaccurate.

      Dated:  February 13, 2001

         Royal Bank Investment Management Inc.
         BY: /s/ Mark L. Arthur
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           President

         RT Capital Management Inc.
         BY: /s/ K. Michael Edwards
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           Director

         RT Investment Management Holdings Inc.
         BY: /s/ Jennifer I. Lederman
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           Senior Vice-President

         The Royal Trust Company
         BY: /s/ Jennifer I. Lederman
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           Authorized Signatory

         Royal Mutual Funds Inc.
         BY: /s/ M. George Lewis
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           President & CEO